PROSPECTUS SUPPLEMENT                                         File No. 333-38792
----------------------                                         Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated June 16, 2000 and June 15, 2000, respectively)

Prospectus number:    1985


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                              Floating Rate Notes

Principal Amount: $25,000,000          Original Issue Date:  June 23, 2000

CUSIP Number:     59018S 7M0           Stated Maturity Date: June 23, 2003

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
/x/  Regular Floating Rate Note        /x/  Actual/360
/ /  Inverse Floating Rate Note        / /  30/360
     (Fixed Interest Rate):            / /  Actual/Actual

Interest Rate Basis:
--------------------
/ /  LIBOR                             / /  Commercial Paper Rate
/ /  CMT Rate                          / /  Eleventh District Cost of Funds Rate
/ /  Prime Rate                        / /  CD Rate
/x/  Federal Funds Rate                / /  Other (see attached)
/ /  Treasury Rate
     Designated CMT Page:              Designated LIBOR Page:
       CMT Telerate Page:               LIBOR Telerate Page:
       CMT Reuters Page:                LIBOR Reuters Page:


Index Maturity:         N/A            Minimum Interest Rate:    Not Applicable

Spread:                 0.440%         Maximum Interest Rate:    Not Applicable

Initial Interest Rate:  TBD            Spread Multiplier:        Not Applicable


Interest Reset Dates:   Daily, commencing September 23, 2000 through the
                        maturity date; subject to following business day convention

Interest Payment Dates: Quarterly, on the 23rd of every March, June, September, and December commencing September 23, 2000, subject to following business day convention.

Repayment at the
Option of the Holder:   The Notes cannot be repaid prior to the Stated Maturity
                        Date.

Redemption at the
Option of the Company:  The Notes cannot be redeemed prior to the Stated
                        Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                The Chase Manhattan Bank

Dated:                  June 20, 2000